ARTHUR
                                   ANDERSEN

                           ARTHUR ANDERSEN & CO. SC


                                                    Arthur Andersen LLP

                                                    1345 Avenue of the Americas
                                                    New York NY 10105



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                                  SALOMON INC
              AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT
                              DATED APRIL 1, 1996
               $10,000,000,000 Salomon Inc Debt Securities and
   Warrants to Purchase Debt Securities, Preferred Stock and Index Warrants



As independent public accountants, we hereby consent to the incorporation by reference in the above mentioned Registration Statement of our report dated February 6, 1996 incorporated by reference in Salomon Inc's Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in the above mentioned Registration Statement.


                                        /s/ Arthur Andersen LLP
                                            ARTHUR ANDERSEN LLP


New York, New York
April 1, 1996